Exhibit 10 (n)(2)

                      THIRD RESTATED REVOLVING CREDIT NOTE

  $30,000,000.00                             Dallas, Texas - December 4, 1998


          FOR VALUE RECEIVED, the undersigned, CEC
ENTERTAINMENT, INC. (f/k/a SHOWBIZ PIZZA TIME, INC.), a
Kansas corporation ("Company"), hereby unconditionally promises to pay to the order of BANK ONE, TEXAS, N.A.
("Bank One") at the office of Bank One or any successor, currently located at 1717 Main Street, Dallas, Texas
75201, on June 1, 2000 (or on any annual anniversary thereof agreed to in writing by Bank One and the Company), in lawful money of the United States of America and immediately available funds, an amount equal to the lesser of (a) THIRTY MILLION AND NO/100 DOLLARS
($30,000,000.00), or (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by Bank One to the Company pursuant to Section 2.1 of the Loan
Agreement, dated as of June 27, 1995, between Bank One and the Company (as amended, modified or supplemented from time to time in accordance with its terms, the "Loan
Agreement").

          The Company further promises to pay interest
(computed on the basis of a 365-day year for the actual days elapsed) in like money on the unpaid principal balance of this Note from time to time outstanding at the annual rates provided in the Loan Agreement. Interest shall be payable at the times and in the manner provided in the Loan Agreement.

          All Revolving Credit Loans made by Bank One pursuant to Section 2.1 of the Loan Agreement and all payments of the principal thereof shall be endorsed by the holder of this Note on the schedule annexed hereto
(including any additional pages such holder may add to such schedule), which endorsement shall constitute prima facie evidence of the accuracy of the information so endorsed; provided, however, that the failure of the holder of this Note to insert any date or amount or other information on such schedule shall not in any manner affect the obligation of the Company to repay any Revolving Credit Loans in accordance with the terms of the Loan Agreement.

          On and after the stated or any accelerated maturity hereof, this Note shall bear interest until paid in full (whether before or after the occurrence of any Event of Default described in Sections 9.1(g) and 9.1(h) of the Loan Agreement) at a rate of 2.5% per annum in excess of the Prime Rate, payable on demand, but in no event in excess of the maximum rate of interest permitted under applicable law. Such interest rate shall change when and as the Prime Rate changes.

          This Note is a Revolving Credit Note referred to in the Loan Agreement, is entitled to the benefits thereof and is subject to optional and mandatory prepayment, in whole or in part, as provided therein.
Reference is herein made to the Loan Agreement for the rights of the holder to accelerate the unpaid balance hereof prior to maturity.

          The Company hereby waives diligence, demand, presentment, protest and notice of any kind, release, surrender or substitution of security, or forbearance or other indulgence, without notice.

          This Note and all of the other Loan Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable usury laws.
If any provision hereof or of any of the other Loan
Documents or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the application of such provision to any other person or circumstance nor the remainder of the instrument in which such provision is contained shall be affected thereby and shall be enforced to the greatest extent permitted by law. It is expressly stipulated and agreed to be the intent of Bank One at all times to comply with the usury and other applicable laws now or hereafter governing the interest payable on the Indebtedness evidenced by this Note. If the applicable law is ever revised, repealed or interpreted so as to render usurious any amount called for under this Note or any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to the Indebtedness evidenced by this Note, or if Bank One's exercise of the option to accelerate the maturity of this Note, or if any prepayment by the Company results in the Company's having paid any interest in excess of that permitted by law, then it is the express intent of the Company and Bank One that all excess amounts theretofore collected by Bank One be credited on the principal balance of this Note (or, if this Note and all other
Indebtedness arising under or pursuant to the other Loan
Documents have been paid in full, refunded to the Company), and the provisions of this Note and the other
Loan Documents immediately be deemed reformed and the amounts thereafter collectable hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid, or agreed to be paid, by the Company for the use, forbearance, detention, taking, charging, receiving or reserving of the Indebtedness of the Company to Bank
One under this Note or arising under of pursuant to the other Loan Documents shall, to the maximum extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Indebtedness until payment in full so that the rate or amount of interest on account of such Indebtedness does not exceed the usury ceiling from time to time in effect and applicable to such Indebtedness for so long as such Indebtedness is outstanding. To the extent federal law permits Bank One to contract for, charge, or receive a greater amount of interest, Bank One will rely upon federal law instead of Texas Finance Code, as supplemented by Texas Credit Title, for the purpose of determining the maximum rate or amount. Additionally, to the maximum extent permitted by applicable law now or hereafter in effect, Bank One may, at its option and from time to time, implement any other method of computing the maximum rate under such Texas Finance Code, as supplemented by Texas Credit Title, or under other applicable law by giving notice, if required, to the Company as provided by applicable law now or hereafter in effect. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Bank One to accelerate the maturity of any interest that has accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

          Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Loan Agreement.

          This Note may not be changed, modified, or terminated orally, but only by an agreement in writing signed by the party to be charged.

          IN THE EVENT OF ANY LITIGATION WITH RESPECT TO
THIS REVOLVING CREDIT NOTE, COMPANY WAIVES (TO THE EXTENT
PERMITTED BY LAW) THE RIGHT TO A TRIAL BY JURY, ALL
RIGHTS OF SETOFF AND RIGHTS TO INTERPOSE COUNTERCLAIMS
AND CROSS-CLAIMS (UNLESS SUCH SETOFF, COUNTERCLAIM OR
CROSS-CLAIM COULD NOT, BY REASON OF ANY APPLICABLE
FEDERAL OR STATE PROCEDURAL LAWS, BE INTERPOSED, PLEADED
OR ALLEGED IN ANY OTHER ACTION) AND THE DEFENSES OF FORUM
NON CONVENIENS AND IMPROPER VENUE.  COMPANY HEREBY
IRREVOCABLY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF
THE COURTS OF THE STATE OF TEXAS AND OF ANY FEDERAL COURT
LOCATED IN DALLAS, TEXAS, IN CONNECTION WITH ANY ACTION
OR PROCEEDING ARISING OUT OF OR RELATING TO THIS
REVOLVING CREDIT NOTE.  THIS NOTE SHALL BE GOVERNED BY
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF
TEXAS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW
AND SHALL BE BINDING UPON THE SUCCESSORS AND ASSIGNS OF
COMPANY AND INURE TO THE BENEFIT OF BANK ONE AND ITS
SUCCESSORS AND ASSIGNS.

          If any term or provision of this Revolving
Credit Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions herein shall in no way be affected thereby.

          This Note is restated in accordance with the terms of that certain Third Modification dated on even date herewith by and between Company and Bank One to conform the terms of this Note to the amended definition of "Revolving Credit Commitment" contained in the Third
Modification Agreement.

          IN WITNESS WHEREOF, the Company has executed and delivered this Note as of the date first written above.

          CEC ENTERTAINMENT, INC.

          By:
          Name:     Larry G. Page
          Title:    Executive Vice President, Chief
                    Financial Officer and Treasurer


STATE OF TEXAS      &
                    &
COUNTY OF DALLAS    &


          This instrument was acknowledged before me on December 10, 1998, by Larry G. Page, Executive Vice
President, Chief Financial Officer and Treasurer of CEC
ENTERTAINMENT, INC., a Kansas corporation, on behalf of said corporation.

Notary Public, State of Texas   (SEAL)
                                (Please Print Name of Notary)

My Commission expires: